Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126827) of Grupo Televisa, S. A. B. of our report dated April 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers, S.C.

/s/ Alberto Del Castillo Velasco Vilchis
L.C.C. Alberto Del Castillo Velasco Vilchis
Audit Partner
Ciudad de México
April 28, 2017